UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2009
infoGROUP Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 593-4500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On March 27, 2009, infoGROUP Inc. (the “Company”) and its wholly-owned subsidiary, Opinion Research Corporation (“Opinion Research”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with ICF International, Inc. (“ICF International”) and ICF Consulting Group, Inc., a wholly owned subsidiary of ICF International (“ICF Consulting”) (collectively with ICF International to be referred to as “ICF”). All of the parties to the Purchase Agreement are incorporated in Delaware. Pursuant to the Purchase Agreement, ICF Consulting will purchase 100% of the issued and outstanding stock of Macro International Inc., a Delaware corporation (“Macro”), which is wholly owned by Opinion Research (the “Purchase”).
     Under the terms of the Purchase Agreement, ICF will pay an aggregate purchase price of approximately $155 million in exchange for all of the shares of common stock of Macro, subject to a dollar-for-dollar working capital adjustment that will either increase or decrease the purchase price depending upon whether the final working capital amount is more or less than $20 million.
     Other than in respect of the Purchase Agreement, there exists no material relationship between ICF or its affiliates and the Company or its affiliates.
     A copy of the press release announcing the execution of the Purchase Agreement is filed as Exhibit 99.1 to this Form 8-K.
     The parties to the Second Amended and Restated Credit Agreement, dated February 14, 2006, as amended, between the Company and the lenders thereto (the “Credit Agreement”) entered into a Fifth Amendment (the “Fifth Amendment”) to the Credit Agreement which, among other things: (1) consented to the sale of Macro to ICF; and (2) governs the application of proceeds from the sale of Macro. The Fifth Amendment did not change the terms of the Credit Agreement. The Fifth Amendment became effective contemporaneously with the closing of the transactions contemplated by the Purchase Agreement. The foregoing description does not constitute a complete summary of the terms of the Fifth Amendment and is qualified in its entirety by reference to the full text of the Fifth Amendment which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On March 31, 2009, the Company and Opinion Research completed the sale of Macro to ICF Consulting pursuant to the Purchase Agreement, which is disclosed in Item 1.01 to this Form 8-K. The information in this Form 8-K does not constitute a complete summary of the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (b) Pro Forma Financial Statements
     The required pro forma financial statements will be filed by amendment to this Form 8-K on or before Monday, April 6, 2009.
     (d) Exhibits
     The following exhibits are furnished pursuant to Items 1.01, 2.01 and 2.03:

Exhibit
No.	Description
2.1	Stock Purchase Agreement By and Among ICF Consulting Group, Inc., ICF International, Inc., infoGROUP Inc. and Opinion Research Corporation dated as of March 27, 2009

10.1	Fifth Amendment to the Second Amended and Restated Credit Agreement, dated March 23, 2009, among infoGROUP Inc., the financial institutions a party thereto in the capacity of a Lender, Bank of America, N.A., successor in interest to LaSalle Bank National Association and Citibank, N.A., as syndication agents, Bank of America, N.A., as documentation agent, and Wells Fargo Bank, National Association, as sole lead arranger, sole book runner and administrative agent

99.1	Press Release of infoGROUP dated March 30, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoGROUP Inc.

By:	/s/ Thomas J. McCusker
Thomas J. McCusker
Secretary and Executive Vice President for Business Conduct and General Counsel

Date: April 1, 2009

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Stock Purchase Agreement By and Among ICF Consulting Group, Inc., ICF International, Inc., infoGROUP Inc. and Opinion Research Corporation dated as of March 27, 2009

10.1	Fifth Amendment to the Second Amended and Restated Credit Agreement, dated March 23, 2009, among infoGROUP Inc., the financial institutions a party thereto in the capacity of a Lender, Bank of America, N.A., successor in interest to LaSalle Bank National Association and Citibank, N.A., as syndication agents, Bank of America, N.A., as documentation agent, and Wells Fargo Bank, National Association, as sole lead arranger, sole book runner and administrative agent

99.1	Press Release of infoGROUP dated March 30, 2009

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